Exhibit 25.01





                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ___________________________

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

       Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                          ________________________

                               CITIBANK, N.A.
            (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York             10043
(Address of principal executive office)         (Zip Code)
                          _______________________

                         COMMERCIAL CREDIT COMPANY
            (Exact name of obligor as specified in its charter)

Delaware                                        52-0883351
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)


     300 St. Paul Place
     Baltimore, Maryland                        21202
(Address of principal executive offices)        (Zip Code)

                         _________________________

                              Debt Securities
                    (Title of the indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                               Address
          ----                               -------
          Comptroller of the Currency        Washington, D.C.

          Federal Reserve Bank of New York   New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1994 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                             __________________


                                 SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 16th day of May, 1995.



                              CITIBANK, N.A.

                              By    /s/Carol Ng
                                   -------------------------
                                   Carol Ng
                                   Assistant Vice President

                              Charter No. 1461
                        Comptroller of the Currency
                           Northeastern District
                            REPORT OF CONDITION
                               CONSOLIDATING
                            DOMESTIC AND FOREIGN
                              SUBSIDIARIES OF

                              Citibank, N. A.

of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.
Charter Number 1461 Comptroller of the Currency
Northeastern District.



                                   ASSETS

                                                              Thousands
                                                              of dollars
Cash and balances due from de-
 pository institutions:
  Noninterest-bearing balances
   and currency and coin  . . . . . . . . . . . . . . . .     $6,759,000
 Interest-bearing balances  . . . . . . . . . . . . . . .      7,201,000
Securities:
 Held-to-maturity securities  . . . . . . . . . . . . . .      3,918,000
 Available-for-sale securities  . . . . . . . . . . . . .     11,963,000
Federal funds sold and securities
 purchased under agreements to
 resell in domestic offices of the
 bank and of its Edge and Agree-
 ment subsidiaries, and in IBFs:
 Federal funds sold . . . . . . . . . . . . . . . . . . .      4,427,000
 Securities purchased under
 agreements to resell . . . . . . . . . . . . . . . . . .      1,114,000
Loans and lease financing receiv-
 ables:
  Loans and leases, net of un-
   earned income  . . . . . . . . .  $128,902,000
  LESS: Allowance for loan
   and lease losses . . . . . . . .     3,986,000
                                     ------------
  Loans and leases, net of un-
   earned income and allowance  . . . . . . . . . . . . .    124,916,000
Assets held in trading accounts . . . . . . . . . . . . .     35,573,000
Premises and fixed assets (includ-
 ing capitalized leases)  . . . . . . . . . . . . . . . .      3,192,000
Other real estate owned . . . . . . . . . . . . . . . . .      1,967,000
Investments in unconsolidated
 subsidiaries and associated com-
 panies . . . . . . . . . . . . . . . . . . . . . . . . .        998,000
Customers' liability to this bank
 on acceptances outstanding . . . . . . . . . . . . . . .      1,420,000
Intangible assets . . . . . . . . . . . . . . . . . . . .         15,000
Other assets  . . . . . . . . . . . . . . . . . . . . . .      7,024,000
                                                            ------------

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . .   $210,487,000
                                                            ============

                                LIABILITIES

Deposit:
  In domestic offices . . . . . . . . . . . . . . . . . .   $ 33,727,000
     Noninterest-bearing . . . . $ 12,509,000
     Interest-bearing . . . . . . .21,218,000
                                   ----------
  In foreign offices, Edge and
   Agreement subsidiaries, and IBFs . . . . . . . . . . .    108,207,000
     Noninterest bearing. . . .  $ 7,180,000
     Interest bearing . . . . . $101,027,000
                                ------------
Federal funds purchased and securities
 sold under agreements to repurchase in
 domestic offices of the bank and of its
 Edge and Agreement subsidiaries, and in
 IBFs:
  Federal funds purchased . . . . . . . . . . . . . . . .      6,044,000
  Securities sold under agreements to repurchase. . . . .        992,000
Trading liabilities . . . . . . . . . . . . . . . . . . .     21,458,000
Other borrowed money:
   With original maturity of one year or less . . . . . .      7,803,000
   With original maturity of more than one year . . . . .      3,895,000
Mortgage indebtedness and obligations under
 capitalized leases   . . . . . . . . . . . . . . . . . .         99,000
Bank's liability on acceptances executed and outstanding       1,440,000
Notes and debentures subordinate to deposits  . . . . . .      5,700,000
Other liabilities . . . . . . . . . . . . . . . . . . . .      7,226,000
                                                           -------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . .   $196,591,000
                                                           -------------
                  EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . .   $    751,000
Surplus . . . . . . . . . . . . . . . . . . . . . . . . .      6,620,000
Undivided profits and capital reserves  . . . . . . . . .      6,945,000
Net unrealized holding gains (losses) on available-
 for-sale securities  . . . . . . . . . . . . . . . . . .        156,000
Cumulative foreign currency translation adjustments. . . .      (576,000)
                                                           -------------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .  $  13,896,000
                                                           -------------
TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . .  $ 210,487,000
                                                           =============

   I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                 ROGER W. TRUPIN

   We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J.STEFFEN
PAULA J. COLLINS       }  DIRECTORS
PEI-YUAN CHIA